Exhibit 5



Minnesota Mining and
  Manufacturing Company
3M Center
St. Paul, MN 55144

December 15, 2000


    Re: Registration Statement on Form S-3 of $1,500,000,000 Debt Securities


            I am Assistant General Counsel of Minnesota Mining and Manufacturing Company, a Delaware corporation (the "Company"), and as such I have acted as counsel in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to $1,500,000,000 of debt securities of the Company (the "Securities") to be issued from time to time by the Company under an indenture between the Company and a trustee (the "Indenture").

            In connection with the foregoing, I have examined, or am familiar with, originals, or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purpose of this opinion, including the following:
(a) the form of Registration Statement as filed herewith, including, among others as exhibits, the form of Distribution Agreement, the form of Underwriting Agreement, the form of Indenture, the forms of Registered Medium-Term Notes, and the form of Note; (b) the Certificate of Incorporation of the Company; (c) the By-laws of the Company; (d) the resolutions of the Board of Directors of the Company and of the Finance Committee of the Company relating to the issuance of the Securities and the filing of the Registration Statement.

            Based upon the foregoing and subject to (i) proposed additional actions and proceedings being taken as now contemplated prior to the issuance of the Securities; and (ii) the effectiveness of the Registration Statement under the Securities Act of 1933 (the "Act"), I am of the opinion as follows:

            1. The Company has been duly incorporated and is validly existing as a corporation of good standing under the laws of the State of Delaware; and

            2. The Indenture, when duly authorized, executed and delivered, will be a valid and binding agreement of the Company in accordance with its terms, and the Securities, when duly authorized, executed and authenticated in accordance with the terms of the Indenture and delivered in accordance with the provisions of either an underwriting or distribution agreement, substantially in the forms filed as exhibits to the Registration Statement, will be validly issued and will constitute valid and binding obligations of the Company in accordance with their terms, in each case subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

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            This opinion is limited to the Federal laws of the United States and the laws of the State of New York and, with respect to paragraph 1 above, the General Corporate Law of the State of Delaware and I am expressing no opinions as to the effect of the laws of any other jurisdiction. I am familiar with the proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. I have, with your consent, relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and upon such other documents and data that I have deemed appropriate. I have assumed the authenticity of all documents submitted to us as copies.

            I am aware that I am referred to under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.


                                       Very truly yours,


                                       /s/ Gregg M. Larson
                                       -----------------------------
                                       Gregg M. Larson
                                       Assistant General Counsel